UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2023

NEXIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40045	45-2518457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9119 Gaither Road Gaithersburg, Maryland	20877
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (301) 825-9810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NEXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of NexImmune, Inc. (the “Company”) was held virtually on May 17, 2023 at 2:00 p.m. Eastern Standard Time. Of the Company’s 26,078,451 shares of common stock issued and outstanding and eligible to vote as of the record date of March 22, 2023, a quorum of 17,249,834 shares, or approximately 66.14% of the eligible shares, was present in person or represented by proxy. Each of the matters set forth below is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 4, 2023. The following actions were taken at the Annual Meeting:

Proposal 1

Election of the following nominees as directors of the Company, each to serve until the 2026 Annual Meeting and until his or her successor is duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Vote
Alan S. Roemer, M.B.A., M.P.H.	8,447,071	235,502	8,567,261
Tim Bertram, Ph.D.	6,276,749	2,405,824	8,567,261
Grant Verstandig	6,622,154	2,060,419	8,567,261

Proposal 2

Ratification of the selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2023.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
17,145,343	49,649	54,842	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXIMMUNE, INC.

By:	/s/ John Trainer
John Trainer
Chief Financial Officer

Date: May 18, 2023

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